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                                                                Exhibit 99.1

NEWS RELEASE

LACLEDE GAS

                                       720 OLIVE STREET, ST. LOUIS, MO 63101

                                            CONTACT: George L. Csolak
                                                      (314) 342-0865

FOR IMMEDIATE RELEASE

LACLEDE GAS COMPANY REACHES
TENTATIVE AGREEMENTS WITH UNIONS

         ST. LOUIS, MO, August 10, 2004 - Laclede Gas Company announced today that it has reached tentative agreements on new four-year contracts with Locals 5-6 and 5-194 of the Paper, Allied-Industrial, Chemical & Energy
(PACE) Workers International Union.

         The tentative agreements are subject to ratification by members of both unions. Members rejected the Company's final contract offer on August 1, 2004, but the two sides met Monday and Tuesday to reach agreement.

         The Company's four-year contracts with the Locals expired at midnight on July 31, 2004. Since that time, the 1,315 Laclede contract employees have been working without a contract.

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